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                                                                   EXHIBIT 10.12

                                 PROMISSORY NOTE

POWAY, CALIFORNIA
JANUARY 21, 1997

For value received, ELWOOD G. NORRIS, an individual (hereinafter referred to as "Maker"), promises to pay to the order of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (hereinafter referred to as "Holder"), the sum appearing in the Unpaid Balance column of Schedule "A" attached hereto and by this reference made a part hereof, plus accrued interest, on demand, but no later than September 30, 1997. Interest shall be accrued from the date hereof, at an annual rate equal to seven percent (7%) per annum, compounded annually.

Said principal and accrued interest shall be paid at such place as Holder hereof may in writing designate on demand, and shall be payable in lawful money of the United States of America.

In the event of default hereunder, interest is to be computed and payable on the entire unpaid principal and accrued interest from the date of such default, at the rate of ten percent (10%) per annum.

All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, to Maker c/o Elwood G. Norris, 13824 San Sebastian Way, Poway, California 92064, or to such other address as Maker may from time to time designate in writing delivered to Holder. Notice given by mail as set out above shall be deemed delivered at the time and on the date the same is mailed.

In the event that garnishment, attachment, levy, execution, foreclosure, forfeiture, or notice of sale is issued or commenced, jointly or severally, against any of the property or assets of Maker, or in the event Maker shall become insolvent or make a general assignment for the benefit of creditors, or any insolvency proceeding be instituted against Maker, such event shall be deemed a default hereunder. Should suit be brought to recover on this Note, or should the same be placed in the hands of an attorney for collection, Maker promises to pay all attorney's fees and costs incurred in connection therewith.

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

Maker hereby waives demand, diligence, presentment for payment, protest, and notice of demand, protest, nonpayment, and exercise of any option hereunder. Maker further agrees that the granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or under any instrument securing this Note, or for the performance of any covenant, condition, or agreement hereof or thereof, or the taking or release of other or additional security, shall in no way release or discharge the liability of Maker.

This Note shall be governed and construed in accordance with the laws of the State of California.


/s/ ELWOOD G. NORRIS                             /s/ ROBERT PUTNAM
Elwood G. Norris                                 Witness
Maker


       ELWOOD G. NORRIS PROMISSORY NOTE TO AMERICAN TECHNOLOGY CORPORATION

                                   SCHEDULE A
                          TRANSACTIONS ON WITHIN NOTE*

DATE          ADVANCE                   PAYMENT              UNPAID BALANCE
----          -------                   -------              --------------
1/21/97       $90,750.00                                     $90,750.00